EX-99.14.c

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-14 of Nomura Strategic Income Fund, a series of Delaware Group Government Fund, under the heading “Service Providers” in this Information Statement/Prospectus.

COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
July 2, 2026